 Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From Acquires Remaining 40% Interest in Validus Verification Services

CASTLE ROCK, CO--(Marketwired - Mar 17, 2016) - Where Food Comes From, Inc. (d.b.a. IMI Global, Inc.) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced it has exercised its call option and acquired for cash and stock the remaining 40% interest in Validus Verification Services. Validus, a leader in independent certification of socially responsible production practices covering pork, poultry and dairy products, is now a wholly owned subsidiary of Where Food Comes From.

"The integration of Validus into the Where Food Comes From family of verification companies has been a resounding success and we are very pleased to complete this transaction and increase our ownership of Validus to 100%," said John Saunders, chairman and CEO of Where Food Comes From. "Since joining Where Food Comes From in 2013, Validus has played a key role in adding new revenue streams and expanding our solutions portfolio and geographic footprint. The Validus team is highly respected in our industry and we look forward to continuing to grow together and set the standard for reliable independent, third party verification of food production practices."

"Validus recently received an additional ISO accreditation that paves the way for the Company to conduct Safe Quality Food (SQF) audits for 10 different food sector categories, including seafood processing, dairy food and egg processing, pet foot and animal feed manufacture and several others," said Earl Dotson, CEO of Validus. "By continuing to strengthen and expand its capabilities, Validus demonstrates its commitment to leadership in our space and positions itself to capture new customers and build market share as demand for transparency grows and food safety concerns continue to increase."

In addition to serving more than 3,000 producer and food-related customers throughout the U.S., Validus is a third party verifier for the National Milk Producers Federation's National Dairy FARM Animal Care program, and an auditor for the United Egg Producers' 5 Star Food Safety Program. Validus also audits and verifies producers of approximately 65% of the pork industry's market pigs in the area of animal welfare production practices.

Validus also has a strong presence in the retail market. For example, they provide Animal Welfare audits for Aurora Organic Dairy, which supplies milk for COSTCO's Kirkland Signature Milk brands. In addition, Validus provides three certifications -- Animal Welfare, Environmental Review and On-Farm Security Review -- for McCarty Family Farms, the majority supplier of condensed milk for the Dannon Creamy® Yogurt brand sold in Sam's Club.

About Where Food Comes From, Inc.

Where Food Comes From, Inc. (d.b.a. IMI Global) is America's trusted resource for third party verification of food production practices. The Company supports more than 10,000 farmers, ranchers, processors, retailers, distributors and restaurants with a wide variety of value-added services through its IMI Global, International Certification Services, Validus Verification Services, and Sterling Solutions units. In addition, the Company's Where Food Comes From® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers to the sources of the food they purchase through product labeling and web-based information sharing and education. Visit www.wherefoodcomesfrom.com for additional information.

About Validus Verification Services

Validus Verification Serfices is an ISO 9001: 2008 and ISO 17065 certified company with roots in on-farm auditing work. With concentration at the farm-level, their auditing services include animal welfare, environmental, on-farm security, worker care, food safety and quality, animal feed safety and sustainability for. Validus' mission statement is to provide on-farm audits, planning, and consulting services, ensuring that production practices meet or exceed brand expectations in the marketplace. Visit www.validusservices.com.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company's predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership; expectations for growth, new customer wins and market share gains; and demand for, and impact and efficacy of, the Company's products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company's business, please refer to the Company's SEC filings at www.sec.gov.

Where Food Comes From, Inc.
John Saunders
Chief Executive Officer
303-895-3002

Leann Saunders
President
303-895-3002

Kathryn Britton
Where Food Comes From, Inc.
303-895-3002

Investors:
Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-880-9000

jay@pfeifferhigh.com